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                                                                    EXHIBIT 10.5

[MELLON LOGO] MELLON GLOBAL CASH MANAGEMENT(SM) SERVICES
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AUTOMATIC BORROWING SERVICE - MELLON BANK, N.A.                      Page 1 of 3

Agreement Letter

Sylvan Inc. (the "Company") has requested that Mellon Bank, N.A. (the "Bank") provide the Company with that service which the Bank refers to as its Automatic Borrowing Service (the "Service") pursuant to which the Bank shall automatically make advances of funds ("Advances") to and accept repayments thereof ("Payments") from Bank customers. In order to induce the Bank to make the Service available to the Company, the Company agrees that the following terms and conditions will govern the Bank's provision and the Company's receipt of the
Service:

     1. Prior to the Company's use of the Service, the Bank will have granted the Company a line of credit and the Company will have executed and entered into with the Bank, an agreement providing for such line of credit in the form attached hereto as Exhibit A to this Agreement (the "Credit Agreement"). The Company agrees with the Bank that in addition to the terms and conditions of this Agreement, the Credit Agreement will govern all Advances and Payments and matters related thereto and is expressly incorporated herein.

     2. The Company hereby designates the account identified in Exhibit B to this Agreement as the account to be used in connection with the Service (the "Account"). All Advances made by the Bank will be credited to the Account and all Payments made by the Company will be debited from the Account. The Company acknowledges and agrees that in addition to the terms and conditions of this Agreement, the Account will be subject to the terms and conditions applicable to demand deposit accounts maintained at the Bank.

     3. (a) As a means to utilizing the Service, the Company and the Bank have agreed upon each of the following:

             (i) a target balance ("Target Balance") which shall be the balance which, except as otherwise specified in this Agreement, the Service shall attempt to maintain in the Account;

             (ii) an advance trigger amount ("Advance Trigger") which shall be the Account balance amount which, if reached, shall trigger an automatic Advance by the Bank to the Company by means of a credit to the Account;

             (iii) an advance increment ("Advance Increment") which shall be the incremental amount of any Advance made by the Bank to the Company;

             (iv) a payment trigger amount ("Payment Trigger") which shall be the Account balance amount which, if reached, shall trigger a Payment to the Bank by means of a debit to the Account;

             (v) a payment increment ("Payment Increment") which shall be the incremental amount of any Payment made by the Company pursuant to the Service.

         (b) The Target Balance, Advance Trigger, Payment Trigger, Advance Increment and Payment Increment, which the Company and the Bank have agreed upon are set forth on Exhibit B attached hereto. For all purposes of this Agreement, the Company and the Bank may amend Exhibit B from time to time by mutual agreement. Such agreement may be reached by telephone in which event the Bank shall proceed to revise Exhibit B accordingly. The Bank's records shall be presumed correct, absent manifest error.

      4. (a) On each banking day at the cutoff time selected by the Company (from the time or times then currently available), the Bank shall review all debits and credits posted to the Account on such banking day prior to such cutoff time. All debits and credits to the Account shall be in accordance with the terms and conditions established by the Bank as applicable to such matters. For all purposes of this Agreement "banking day" shall refer to any day upon which the Bank's principal office in Pittsburgh, Pennsylvania is open for the conduct of substantially all of the Bank's banking functions. The cutoff time selected by the Company is set forth on Exhibit B.



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                                                                     Page 2 of 3



         (b) If, during its review of the Account at the agreed upon cutoff time, the Bank determines that the balance within the account is less than the Target Balance and provided the Advance Trigger Amount is reached, the Bank shall make an Advance to the Company in one or more Advance Increments in order to bring the Account balance as close as possible to the Target Balance.

         (c) It, during its review of the Account at the agreed upon cutoff time, the Bank determines that the balance within the Account is in excess of the Target Balance and provided the Payment Trigger amount is reached, the Bank shall debit the Account in one or more Payment Increments in order to bring the balance in the Account as close as possible to the Target Balance. In no event shall the amount of any Payment exceed the Company's total indebtedness to the Bank.

     5. (a) On any business day, the Company may request that the Bank lend additional funds in excess of Advances made automatically as part of the Service. Such requests may be made by either of the following means:

             (i) by telephone call to the Bank at the telephone number specified on Exhibit B; provided, however, that prior to making any such request the Company shall have designated on Exhibit B two or more individuals authorized to act for the Company ("Authorized Representatives") in requesting additional Advances hereunder. The Bank shall assign each Authorized Representative a Person Identification Number ("PIN") to be used by such Authorized Representative in requesting additional Advances. The Bank shall be authorized and entitled to rely upon any telephonic communication received from any person identifying himself/herself as an Authorized Representative by means of an appropriate PIN; or

             (ii) by utilization of the Bank's Telecash System in accordance with the terms and conditions of the Bank's Telecash
                  Agreement.

         (b) The Company expressly agrees and acknowledges that in no event shall the aggregate amount of funds lent to the Company by the Bank (whether automatically as part of the Service or pursuant to the Company's request in accordance with this Section 5) exceed the credit limit applicable to the Company as such limit is set forth in the Credit Agreement.

     6. (a) The Company will pay the Bank for the Service in accordance with the Bank's current fees for the Service as then in effect. The Bank may amend all fees from time to time upon thirty (30) days' written notice to the Company.

         (b) The Company agrees to pay all invoices submitted by the Bank within thirty (30) days of the billing date set forth in the invoice. The Company may elect to receive a credit against fees owed to the Bank hereunder based upon the dollar amount of the balances maintained by the Company in its accounts at the Bank. The amount of such credit shall be determined in accordance with the Bank's then current formulae and procedures. The Bank reserves the right to debit the Company's account in the amount of all fees not paid when due.

     7. (a) Unless the Bank is negligent or does not act in good faith with respect to its performance of the Service, the Company agrees to hold the Bank harmless and indemnify the Bank from and against any and all liabilities, losses, claims, or damages or expenses, including reasonable attorneys' fees, which the Bank may incur in connection with this Agreement and its performance of the Services hereunder.

         (b) In the event that the Bank breaches the standard of care set forth in this Section 7, the Bank will be liable to the Company only for actual damages directly caused by the Bank's breach. The Company expressly agrees that in no event will the Bank be liable for any indirect, special, consequential or punitive damages in connection with the Bank's performance of the Service.

         (c) Notwithstanding any other provision of this Agreement, the Bank shall not be liable for any failure or inability to perform or any delay in performance hereunder if such failure, inability or delay is due to acts of God, war, civil or industrial disturbance, strikes, natural disaster, equipment malfunction or any other cause which are beyond the Bank's reasonable control.


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                                                                     Page 3 of 3

     8.  (a) Either party may terminate this Agreement at any time either:
             (i) immediately for cause; or (ii) without cause upon prior written notice to the other party of at least thirty (30) days. Notwithstanding such termination, this Agreement shall remain in full force and effect with respect to all transactions hereunder occurring prior to the date of such termination.

         (b) The Bank reserves the right to change any aspect of the Service upon thirty (30) days' written notice to the Company.

     9. (a) All notices permitted or required by this Agreement shall be in writing and shall be deemed to have been duly given if sent by personal delivery, mail, telegram or telex addressed to the address specified for such party in Exhibit B.

         (b) This Agreement shall inure to the benefit of and shall be binding upon the respective successors and assigns of the parties hereto, but it may not be assigned in whole or in part by either party without the prior written consent of the other, except that the Bank may freely assign this Agreement to any company that is directly or indirectly: (i) in control of the Bank; or, (ii) under the control of the Bank; or, (iii) under common control with the Bank.

         (c) Nothing contained in this Agreement shall be deemed to impair any rights which the Bank may have arising out of the Credit Agreement or by operation of law.

         (d) This Agreement supersedes any prior agreements or representations relating to the subject matter hereof. Except as specified herein, no amendment or waiver of any provision of this Agreement shall be effective unless evidenced in writing and signed by the Bank and the Company.

         (e) This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

The Company, by a duly authorized officer, agrees and assents to the matters set forth as of the date of this letter and with an intent to be legally bound.



Very truly yours,


MELLON BANK, N.A.                            SYLVAN INC.
                                             -----------------------------------
                                                           Company

By: /s/ NEIL CORRY-ROBERTS                   By: /s/ DONALD A. SMITH
   ----------------------------                 --------------------------------
         Signature                                     Signature

Name: Neil Corry-Roberts                     Name: Donald A. Smith
     --------------------------                   ------------------------------

Title: Assistant Vice President              Title: Principal Accounting Officer
      -------------------------                    -----------------------------


                                                                    Rev 10/15/97


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                                                                       Exhibit A

                                Credit Agreement
                                ----------------

Mellon will attach the loan documents for the Company's line of credit to this Exhibit.





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                                                                       Exhibit B




    All information in this Exhibit must be supplied by the Company.


1.  Mellon Demand Deposit Account Number: 193-7794

2.  Borrowing Parameters:

    Target Balance: $125,000.00

    Advance Trigger: $1.00

    Advance Increment: $1.00

    Payment Trigger: $1.00

    Payment Increment: $1.00

3.  Cutoff Time: 4:30 P.M.

    (The Automatic Borrowing Service operates at either 1:30 p.m. or 4:00 p.m., Pittsburgh time. No other time will be accepted.)

4.  Mellon Bank ABS Telephone Numbers:

    Pittsburgh                234-3050
    In Pennsylvania       300-982-9275
    Outside Pennsylvania  800-468-5048

5.  Authorized Company Representatives:

    (These Authorized Representatives will be permitted to request that Mellon lend the Company additional funds.)

Name: /s/ DONALD A. SMITH
      ---------------------

Title: CORPORATE CONTROLLER


Name:______________________

Title:_____________________


6.  Company Mailing Address and Telephone Number:

    (Mellon will mail material to the Company at this address and will contact the Company by phone at this number.)

Mailing Address:

    333 MAIN STREET, PO BOX 249
    SAXONBURG, PA 16056

    Telephone Number: 724-352-7520